Non-Competiton Agreement, executed October 13, 2006, between the Company and CorCell, Inc.
EX-10.81

Exhibit 10.81

NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

THIS NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (this “Agreement”) is made and entered into as of this 12th day of October, 2006 (the “Effective Date”) by and among Cord Blood America, Inc., a Florida corporation (the “Buyer”), CorCell, Inc., a Delaware corporation (“CorCell”), and Vita 34 International AG, a German corporation (“Vita 34”, and together with CorCell, the “Companies”, and each individually is referred to herein as a “Company”).

BACKGROUND

This Agreement is made pursuant to the Asset Purchase Agreement by and among the Buyer and the Companies of even date herewith (“Asset Purchase Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.

Defined Terms. The terms used in this Agreement, with their initial letters capitalized, unless the context thereof otherwise requires, have the meanings specified in this Section 1. The singular includes the plural and the masculine gender includes the feminine and neuter, and vice versa, as the context requires. When used in this Agreement, the following terms have the meanings set forth below:

1.01

Agreement means this Non-Competition and Confidentiality Agreement.

1.02

Affiliate means a Person who directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with the Person in question.

1.03

Business Day means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

1.04

Buyer has the meaning set forth in the introductory paragraph of this Agreement.

1.05

Company or Companies has the meaning set forth in the introductory paragraph of this Agreement.

1.06

Confidential and Proprietary Information means any and all data, formulae, processes, procedures, methods, techniques, documentation, information, technical knowledge, know how, ideas, conceptions, records, drawings, schematics, designs, specifications, test results, evaluations, inventions, discoveries, product sources and suppliers, customer or client lists or information, new products and processes being considered or introduced, plans, pricing, values and prospects of the Buyer, whether or not protected or protectable by patent, trademark, service mark or copyright, whether or not labeled as “confidential” or transmitted in written form, orally, electronically or by any other means, and including without limitation any of the foregoing that may be protectable as a “trade secret” under applicable law.

1.07

Effective Date means the date specified in the introductory paragraph of this Agreement.

1.08

Person means an individual, corporation, partnership, joint venture, trust, estate, unincorporated association, limited liability company, government agency, political subdivision or any other entity.

2.

Non-Competition and Non-Solicitation.

2.01

Non-Competition and Non-Solicitation Agreement by Companies.

(a)

Subject to the qualifications set forth in subsections (b) and (c) and Section 2.02 below, for a period of two years from the date of this Agreement, no Company or an Affiliate of a Company may:

(i)

directly or indirectly, maintain, operate, engage in, acquire or own any equity interest in or be connected with as a stockholder, joint venturer, or partner or otherwise invest or participate in any equity interests of, any business that provides services similar to, or in competition with, the services provided by the Buyer, anywhere in the United States;

(ii)

directly or indirectly, either individually or as owner, partner, agent, employee, independent contractor, consultant or otherwise, maintain, operate or engage in any business that provides services similar to, or in competition with, the services provided by the Buyer anywhere in the United States; or

(iii)

directly or indirectly, (I) solicit for employment, attempt to solicit for employment or engage the services of, any person who is an officer or employee of the Buyer or (II) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Buyer to cease doing business with the Buyer.

(b)

Nothing in this Section 2.01 limits the right of Companies to own shares of common stock of any corporation whose shares of common stock are registered under Section 12(b) or 12(g) of the Exchange Act so long as (i) the shares so owned represent less than  one percent (1%) of the outstanding shares of common stock of such corporation and (ii) no officer or director of either Company is directly or indirectly associated with such corporation or with any Affiliate of such corporation.

(c)

The parties agree that to the extent any provision or portion of this Section 2.01 is held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then such provision or portion thereof shall be deemed to be modified to the extent necessary in order that such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law, and further agree that if any part of this Section 2.01 is so found or deemed unreasonable, unlawful or unenforceable, such unenforceability shall not affect the remaining portions of this Section 2.01, which will continue to be fully enforced;

and the parties further agree that any court of competent jurisdiction may, and the parties hereto to hereby expressly authorize, require and empower any court of competent jurisdiction to, enforce any such provision or portion thereof in order that any such provision or portion thereof be enforced to the fullest extent permitted by applicable law.

2.02

Exceptions to Non-Competition Obligations.  Notwithstanding the above provisions prohibiting competition, nothing in this Agreement shall limit the right of Vita 34 to continue in its present business (other than the business conducted by CorCell prior to the date of this Agreement, that is, the business of collecting and storing cord blood) and expand such business anywhere in the world.

3.

Confidentiality.

3.01

Confidentiality and Non-Disclosure of Confidential and Proprietary Information.  All Confidential and Proprietary Information of the Buyer (including any that is purchased pursuant to the Asset Purchase Agreement) that is, or may become, in the possession of Companies, will be governed by the following terms and conditions:

(a)

All Confidential and Proprietary Information is and will remain at all times owned by, and the property of, the Buyer.  Each Company acknowledges and agrees that the Confidential and Proprietary Information is confidential and material to the interests, business and affairs of the Buyer and the disclosure thereof (other than as permitted under this Agreement) would be detrimental to the interests, business and affairs of the Buyer.  No use of Confidential and Proprietary Information by either Company or any other party is permitted except as otherwise explicitly provided in this Agreement, and no grant by the Buyer of any license (implied or otherwise) or other rights in any of the Confidential and Proprietary Information is hereby given or intended.

(b)

Companies must keep strictly confidential in perpetuity all Confidential and Proprietary Information.  No Company nor any Affiliate of either Company may disclose any of the Confidential and Proprietary Information to any third party (except as provided in Section 3.01(e) of this Agreement).  Each Company must cause its respective Affiliates to observe the terms of this Section 3.01.  Each Company will be responsible for any breach of this Section 3.01 by any of its respective Affiliates.

(c)

Each Company must use commercially reasonable best efforts to prevent the disclosure of Confidential and Proprietary Information to any other person or entity, and to take all necessary security measures to protect the Confidential and Proprietary Information from being accessed by unauthorized third parties, except as required or permitted under this Agreement or required by law.

(d)

No Company may use any of the Confidential and Proprietary Information for any purpose other than as permitted herein or in the Asset Purchase Agreement by and among the Buyer and Companies of even date herewith.

(e)

In the event that any Company or any of its Affiliates becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, other demand or request by a governmental agency or the application of statutes, rules and regulations under any applicable state, federal, or foreign or other laws or regulations or similar process) to disclose any of the Confidential and Proprietary Information, the applicable Company must provide the Buyer with prompt written notice of such requirement prior to such disclosure and must use commercially reasonable best efforts to cooperate with the Buyer to obtain a protective order or other appropriate remedy if requested by the Buyer.

3.02

Limitations on Requirements.  The provisions of Section 3.01 do not apply with respect to information that (i) the party receiving such information can demonstrate was already known to it at the time of its receipt hereunder; (ii) is or becomes available to the public through no fault of either Company or any of their respective Affiliates; (iii) is received in good faith by a Company from a third party and is not subject to an obligation of confidentiality owed to the third party or to the Buyer; or (iv) is independently developed by a Company without reference to Confidential and Proprietary Information, or by an Affiliate of a Company who has not had access to the Confidential and Proprietary Information.

4.

Governing Law; Severability; Submission to Jurisdiction.

4.01

Governing Law; Severability.  This Agreement is governed by and must be construed in accordance with the laws of the State of Delaware.  If, nevertheless, it is determined by a court of competent jurisdiction that any provision or wording of this Agreement is invalid or unenforceable under applicable law, such invalidity or unenforceability does not invalidate the entire Agreement so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  In the case of such a determination, this Agreement must be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement must be construed to omit such invalid or unenforceable provisions (but only to the extent that such construction is consistent with the previous sentence).

5.

Representation and Warranties.  Each Company, severally and not jointly, represents and warrants, to and for the benefit of the Buyer that:  (a) it has full power and capacity to execute and deliver, and to perform all of its obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of this Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which such Company or any of its Affiliates is or may be bound, or (ii) any law, rule or regulation.

6.

Specific Performance.  Each Company agrees that, in the event of any breach or threatened breach by the Company of any covenant or obligation contained in this Agreement, the Buyer shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.  Each Company further agrees that the Buyer shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6, and each Company irrevocably waives any right it may have to require the Buyer to obtain, furnish or post any such bond or similarly instrument.

7.

Non-Exclusivity.  The rights and remedies of the Buyer under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).  Without limiting the generality of the foregoing, the rights and remedies of the Buyer under this Agreement, and the obligations and liabilities of the Companies under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations.  Nothing in this Agreement shall limit any of the Companies’ obligations, or the rights or remedies of the Buyer under the Asset Purchase Agreement.

8.

Miscellaneous.

8.01

Complete Agreement.  This Agreement and the Asset Purchase Agreement constitute the complete and exclusive statement of the agreement among the parties and replaces and supersedes all prior agreements by and among the parties or any of them with respect to the subject matter hereof.

8.02

Binding Effect. This Agreement is binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

8.03

Headings.  All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

8.04

Multiple Counterparts; Facsimile Signatures.  This Agreement may be executed in several counterparts, each of which is deemed an original, but all of which constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) with the same with the same force and effect as if such facsimile signature were the original thereof.

8.05

Additional Documents and Acts.  Each party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

8.06

No Third Party Beneficiary.  This Agreement is made solely and specifically among and for the benefit of the parties hereto and their respective heirs and assigns and no other persons have any rights, interest or claims hereunder or are entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

8.07

Notices.  All notices or other communication given or made under this Agreement to any party must be in writing and either delivered in Person, mailed, delivered by overnight courier or transmitted by way of facsimile or electronic mail to the address set forth next to each party’s name on Schedule A hereto.  Mailed notices or other communication to a party must be mailed by regular mail, postage prepaid, return receipt requested, to the party at the address set out for such party on Schedule A hereto or to such address as the party may have specified to the other parties in a written notice conforming to this Section.  Notices or other communication transmitted by way of facsimile or electronic mail must be delivered to the telecopy number or electronic mail address, if any, set out for the party on Schedule A or to such number or address as such party may have specified to the Buyer in a written notice conforming to this Section.  If mailed, such notice is deemed to be delivered five (5) calendar days (not including Sundays or legal holidays) after being deposited in the United States mail, addressed to the party at the address of the party as set forth in this Section, with postage thereon prepaid. If delivered by overnight courier, such notice is deemed delivered 24 hours after its deposit with the courier, addressed to such party as set forth in this Section.  If transmitted by way of facsimile or electronic mail, such notice is deemed to be delivered on the date of such transmission to the telecopy number or electronic mail address, if any, for the respective party in accordance with this Section, with confirmation of receipt.

8.08

Amendment.  All amendments to this Agreement must be in writing and approved by the Buyer and Companies.

8.09

Attorneys’ Fees.  If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against a Company or the Companies, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

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IN WITNESS WHEREOF, the said parties have hereunto set their hands effective as of the date first above written.

BUYER:

CORD BLOOD AMERICA, INC.

By:	/s/ Matthew Schissler
Name:	Matthew Schissler
Title:	Chairman and Chief Executive Officer

COMPANIES:

CORCELL, INC.

By:	/s/ Marcia A. Laleman
Name:	Marcia A. Laleman
Title:	President

VITA 34 INTERNATIONAL AG

By:	/s/ Eberhard Lampeter
Name:	Eberhard Lampeter
Title:	CEO and Medical Director

SCHEDULE A

NAME OF PARTY	CONTACT INFORMATION OF PARTY
Cord Blood America, Inc.	Chief Executive Officer 9000 Sunset Boulevard, Suite 400 Los Angeles, CA 90069 Fax: (888) 882-2673

CorCell, Inc.

Vita 34 International, Inc.